SOUTHERN CALIFORNIA EDISON COMPANY

                        Authorized Officer's Certificate
                    Pursuant to Section 301 of the Indenture


         Mary C. Simpson, an Authorized Officer of Southern California Edison Company, a California corporation (the "Company"), acting pursuant to the March 16, 2000, and November 6, 2000, resolutions of the Board of Directors and the Executive Committee of the Board of Directors of the Company (the "Board Resolutions") hereby determines that:

         1. The Company shall issue a series of the Securities referred to in the Board Resolutions under the Indenture, dated as of January 15, 1993 (the "Indenture"), between the Company and Harris Trust and Savings Bank (now The Bank of New York), as Trustee (the "Trustee"), in accordance with the following terms:

(a) The title of the Debt Securities shall be the "Floating Rate Notes due 2002" (the "Notes").

(b) The aggregate principal amount of the Notes to be authenticated and delivered under the Indenture shall be limited to $300,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture).

(c)  The Notes shall mature on May 1, 2002.

(d) The Interest Payment Dates for the Notes will be on February 1, May 1, August 1 and November 1, commencing on February 1, 2001, through the maturity date of May 1, 2002. Interest will accrue from November 8, 2000, and will be paid to holders of record on the 15th calendar day before each Interest Payment Date. If any scheduled Interest Payment Date falls on a day that is not a business day, it will be postponed to the following business day. If the maturity date of the Notes falls on a day which is not a business day, the Company will make the required payment of principal and/or interest on the following business day. Additional interest will not accrue as a result of this delayed payment.

     The Notes will bear interest for each quarterly Interest Period (as defined below) at an annual rate determined by the Calculation Agent (as defined below), subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable to the Notes during each quarterly Interest Period will be equal to LIBOR (as defined below) on the Interest Determination Date (as defined below) for such Interest Period plus 0.45%; provided, however, that under the limited circumstances described below, the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Notes, the Company and the Trustee.

     If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Notes as follows:

     (1) In the event no Reported Rate (as defined below) appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which three month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that are representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.45%.

     (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U.S. dollars to leading European banks, having a term of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.45%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

          Upon the request of a Holder of the Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

          The amount of interest for each day that the Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for that day by 360 and multiplying that result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period will calculated by adding the Daily Interest Amounts for each day in the Interest Period. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

          The interest rate for the Notes will be subject to adjustment until maturity. In the event of a downgrade in the senior unsecured long-term debt rating of the Company (the "Rating") below A3 by Moody's Investors Service, Inc. ("Moody's") or A- by Standard & Poor's Rating Service ("S&P"), the interest rate on the Notes will be adjusted in accordance with the table below.

          If, prior to May 1, 2002, either Moody's or S&P changes the Rating subsequent to an adjustment in the interest rate as a result of a previous Rating change by Moody's or S&P, the interest rate on the Notes will be re-adjusted in accordance with the table below.

          The Notes will bear interest at an annual rate of LIBOR plus 0.45% from November 8, 2000, until the first day of the first Interest Period following a downgrade in the Rating below A3 by Moody's or A- by S&P.

          Beginning with the first day of the first Interest Period after a Rating change by Moody's or S&P, the Notes will bear interest at an adjusted interest rate. Subsequent interest rate adjustments (whether the adjustment is up or down) for the Notes will also become effective on the first day of the first Interest Period after such Rating change.

          The adjusted annual interest rate for the Notes will be the sum of (1) LIBOR, (2) 0.45% and (3) the sum of the Moody's and S&P adjustment amounts set forth below.


 -------------------- ----------------------------- -------------------------- ----------------------------
   Moody's Rating          Moody's Adjustment                                        S&P Adjustment
                                 Amount                    S&P Rating                    Amount
 -------------------- ----------------------------- -------------------------- ----------------------------
         A3                      0.000%                        A-                        0.000%
 -------------------- ----------------------------- -------------------------- ----------------------------
        Baa1                     0.125%                       BBB+                       0.125%
 -------------------- ----------------------------- -------------------------- ----------------------------
        Baa2                     0.250%                        BBB                       0.250%
 -------------------- ----------------------------- -------------------------- ----------------------------
        Baa3                     0.375%                       BBB-                       0.375%
 -------------------- ----------------------------- -------------------------- ----------------------------
    Ba1 or lower                 0.875%                   BB+ or lower                   0.875%
 -------------------- ----------------------------- -------------------------- ----------------------------

          Under the limited circumstances described under this Section 1(d), the interest rate will be determined without reference to LIBOR.

          "Calculation Agent" means the Trustee, or its successor appointed by the Company, acting as calculation agent.

          "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

          "Interest Period" means the period commencing on an Interest Payment Date for the Notes (or commencing on the issue date for the Notes, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding Interest Payment Date for the Notes.

          "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the Interest Determination Date (the "Reported Rate").

          "London Business Day" means a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

          "Regular Record Date" means, for the interest payable on any Interest Payment Date, the date which is fifteen days immediately prior to such Interest Payment Date (whether or not a Business Day).

          "Telerate Page 3750" means the display designated on page 3750 on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits or such other successor reporter of such rates as may be selected by the Calculation Agent and acceptable to the Company).

          (e) Payment of the principal of and interest on, the Notes will be made at the Corporate Trust Office of The Bank of New York maintained for that purpose in the City of Chicago, State of Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such person pursuant to an arrangement that is satisfactory to the Trustee and the Company.

          (f) The Notes may not be redeemed prior to the Stated Maturity.

          (g) The Company shall not be obligated to redeem, repay or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of the Holder thereof.

          (h) The certificates representing the Notes will be issued in fully registered form, without coupons.

          (i) The Notes shall be issued in whole in the form of one or more Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York.

          (j) The following additional covenant will apply with respect to the
     Notes:

          The Company shall not, until May 1, 2002, directly or indirectly create, incur, assume or otherwise allow to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (collectively referred to as "liens") with respect to any of its assets or property, or any income or profits therefrom, for the purpose of securing any indebtedness for borrowed money evidenced by a bond, note, debenture, security or similar instrument, or any guaranty of any such indebtedness, unless at the same time it provides equal and ratable security for the benefit of the Notes which are outstanding at such time. This covenant shall not apply to:

          o liens arising under the indenture dated as of October 1, 1923, as amended and supplemented, between the Company and The Bank of New York, as successor trustee (the "Mortgage Indenture"), providing for the issuance of first and refunding mortgage bonds of the Company; provided, that the aggregate principal amount of the mortgage bonds outstanding under the Mortgage Indenture does not exceed the amount outstanding as of the date the Notes are issued;

          o to the extent the Company refinances or prefinances any debt under the Mortgage Indenture, any lien securing debt incurred by the Company within 91 days before or after the repurchase, redemption or retirement of debt under the Mortgage Indenture, provided that (i) the proceeds of the new debt are used to fund or replace funds used for the repurchase, redemption or retirement of debt under the Mortgage Indenture, (ii) the amount of the new debt does not exceed an amount equal to the sum of the amount of debt that is to be repurchased, redeemed or retired and the reasonable costs associated with repurchasing, redeeming or retiring debt under the Mortgage Indenture and incurring such new debt and (iii) the liens securing such new debt shall not encumber any assets other than those encumbered by the lien of the Mortgage Indenture;

          o liens on "transition property" or securing the repayment of "rate reduction bonds," as such terms are defined in Section 840 of the California Public Utilities Code;

          o liens on general intangibles or other property pledged to ensure the payment of principal and interest on debt issued to finance or refinance some or all of the undercollection reflected in the Company's Transition Revenue Account (TRA) or any other accounts established for the same or similar purposes as the TRA;

          o liens incurred in connection with financing or refinancing the costs of air or water pollution control, solid waste disposal or sewage facilities;

          o liens incurred in connection with sale-leaseback transactions by the Company;

          o liens on property of a person existing at the time the capital stock of such person is acquired by, or such person is merged into or consolidated with, the Company; provided that such liens were in existence before the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the person whose capital stock was acquired by, or that was merged into or consolidated with, the Company;

          o liens on property existing at the time such property is acquired by the Company, provided that such liens were in existence before the contemplation of such acquisition and do not extend to any additional assets;

          o purchase money liens upon or in any real or personal property (including fixtures and other equipment) to secure the purchase price of such property or to secure indebtedness incurred solely to finance or refinance the acquisition or improvement of such property and incurred within 180 days after completion of such acquisition or improvement, provided that such liens do not extend to any property other than the property being acquired or improved;

          o liens incurred in connection with the securitization or other financing of revenues arising from added facilities contracts, generation tie-line agreements, or other arrangements in which third parties agree to pay over time the costs of facilities or equipment to be constructed and/or operated by the Company;

          o liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          o liens existing on the date the Notes are issued, and any extension, renewal or replacement (or successive extensions, renewals or replacements) of any such lien; provided, that such renewal, replacement or extension does not cover any additional assets or property not contemplated by the liens existing on the date the Notes are issued;

          o liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          o carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar liens arising in the ordinary course of business in respect of obligations that are not yet due, are bonded or are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; and

          o liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an event of default under the Indenture.

          Notwithstanding the above, the Company may, without securing the Notes, create, assume or guarantee liens or indebtedness which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of all secured debt then outstanding (not including secured debt permitted under the foregoing exceptions) at such time does not exceed 10% of the consolidated net tangible assets of the Company.

          "consolidated net tangible assets" of the Company means, as of any particular time, the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames, and other like intangibles, all as shown in the Company's most recent consolidated financial statements prepared in accordance with generally accepted accounting principles.

          (k) The Notes shall not be subject to discharge and defeasance at the option of the Company pursuant to Section 1301 of the Indenture.

          (l) The trustee, authenticating and paying agent, transfer agent and registrar with respect to the Notes shall be The Bank of New York.

     2. The form and terms of the Notes, attached hereto as Annex A, are hereby approved.

     3. Chase Securities Inc., Lehman Brothers Inc., Banc of America Securities LLC, Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. (the "Underwriters") propose to offer the Notes at an initial offering price of 100.000% of their principal amount. The purchase price of the Notes to be paid by the Underwriters shall be 99.800% of their principal amount, plus accrued interest from November 8, 2000. The Underwriting Agreement, dated November 6, 2000, between the Company and the Underwriters, relating to the Notes, attached hereto as Annex B, is hereby approved.

     4. The undersigned has read the provisions of Section 301 of the Indenture and the definitions in the Indenture relating thereto, the Board Resolutions and other corporate documents and records. In the opinion of the undersigned, she has made such examination or investigation as is necessary to enable her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the forms of and terms of a series of Notes under the Indenture, designated as the Notes in this Certificate, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

     5. Capitalized terms used in this certificate and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of November 6, 2000.



                                                     Mary C. Simpson
                                                 -----------------------
                                                     Mary C. Simpson
                                                   Assistant Treasurer

                                   ANNEX A

This Debt Security is a Global Security within the meaning of the Indenture hereafter referred to and is registered in the name of a Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless otherwise defined herein, all capitalized items shall have the same meanings ascribed to them in the Indenture.
-------------------------------------------------------------------------------

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                       SOUTHERN CALIFORNIA EDISON COMPANY
            (Incorporated under the laws of the State of California)

                          FLOATING RATE NOTES DUE 2002


No.                                                       $_____________
                                                          CUSIP NO. 842 400 EG 4


     Southern California Edison Company, a corporation duly organized and existing under the laws of the State of California (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of ____________________________________
on May 1, 2002, and to pay interest thereon from November 8, 2000, or from the most recent Interest Payment Date (defined below) to which interest has been paid or duly provided for, quarterly on February 1, May 1, August 1 and November 1 in each year, commencing on February 1, 2001, (each an "Interest Payment Date") at a floating rate per annum based on the three month LIBOR rate plus 0.45% calculated as set forth on the reverse hereof (subject to adjustment as provided below), until the principal hereof is paid or made available for payment, and at such rate per annum on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day before such Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. If any scheduled Interest Payment Date falls on a day not a Business Day, it will be postponed to the following Business Day. If the maturity date of the Debt Securities falls on a day not a Business Day, the Company will make the required payment of principal and/or interest on the following Business Day. Additional interest will not accrue as a result of this delayed payment.

         Payment of the principal of and interest on this Debt Security will be made at the office or agency of The Bank of New York, Trustee, Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such person pursuant to an arrangement that is satisfactory to the Trustee and the Company.

         Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  November 8, 2000

                                             SOUTHERN CALIFORNIA EDISON COMPANY


                                             By _______________________________
                                                      Assistant Treasurer

(Seal)
ATTEST:


----------------------------
Assistant Secretary

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the series referred to in the within-mentioned Indenture.

                                             THE BANK OF NEW YORK,
                                             as Trustee


                                              By ______________________________
                                                      Authorized Signatory

                                 [Reverse of Bond]

         This Debt Security is one of a duly authorized issue of securities of the Company (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 15, 1993 (herein called the "Indenture"), between the Company, and The Bank of New York, as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) to Harris Trust and Savings Bank, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

         The Debt Securities will bear interest for each quarterly Interest Period (as defined below) at an annual rate determined by the Calculation Agent (as defined below), subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR (as defined below) on the Interest Determination Date (as defined below) for such Interest Period plus 0.45%; provided, however, that under the limited circumstances described below, the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Debt Securities , the Company and the Trustee.

         If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Debt Securities as follows:

                  (1) In the event no Reported Rate (as defined below) appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which three month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that are representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.45%.

                  (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U.S. dollars to leading European banks, having a term of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.45%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

         Upon the request of a Holder of the Debt Securities, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

         The amount of interest for each day that the Debt Securities are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for that day by 360 and multiplying that result by the principal amount of the Debt Securities. The amount of interest to be paid on the Debt Securities for each Interest Period will calculated by adding the Daily Interest Amounts for each day in the Interest Period. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

         The interest rate for the Debt Securities will be subject to adjustment until May 1, 2002. In the event of a downgrade in the senior unsecured long-term debt rating of the Company (the "Rating") below A3 by Moody's Investors Service, Inc. ("Moody's") or A- by Standard & Poor's Rating Service ("S&P"), the interest rate on the Debt Securities will be adjusted in accordance with the table below.

         If, prior to May 1, 2002, either Moody's or S&P changes the Rating subsequent to an adjustment in the interest rate as a result of a previous Rating change by Moody's or S&P, the interest rate on the Debt Securities will be re-adjusted in accordance with the table below.

         The Debt Securities will bear interest at an annual rate of LIBOR plus 0.45% as provided herein and in the Indenture from November 8, 2000, until the first day of the first Interest Period following a downgrade in the Rating below A3 by Moody's or A- by S&P.

         Beginning with the first day of the first Interest Period after a Rating change by Moody's or S&P, the Debt Securities will bear interest at an adjusted interest rate. Subsequent interest rate adjustments (whether the adjustment is up or down) will also become effective on the first day of the first Interest Period after such Rating change.

         The adjusted annual interest rate for the Debt Securities will be the sum of (1) LIBOR, (2) 0.45% and (3) the sum of the Moody's and S&P adjustment amounts set forth below.


---------------------------- ------------------------------ ------------------------- ---------------------------
                                                                                            S&P Adjustment
                                   Moody's Adjustment              S&P Rating                   Amount
      Moody's Rating                    Amount
---------------------------- ------------------------------ ------------------------- ---------------------------
            A3                          0.000%                         A-                       0.000%
---------------------------- ------------------------------ ------------------------- ---------------------------
           Baa1                         0.125%                        BBB+                      0.125%
---------------------------- ------------------------------ ------------------------- ---------------------------
           Baa2                         0.250%                        BBB                       0.250%
---------------------------- ------------------------------ ------------------------- ---------------------------
           Baa3                         0.375%                        BBB-                      0.375%
---------------------------- ------------------------------ ------------------------- ---------------------------
       Ba1 or lower                     0.875%                    BB+ or lower                  0.875%
---------------------------- ------------------------------ ------------------------- ---------------------------

         Under the limited circumstances described above, the interest rate will be determined without reference to LIBOR.

         The following definitions apply to this Debt Security:

         "Calculation Agent" means the Trustee, or its successor appointed by the Company, acting as calculation agent.

         "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

         "Interest Period" means the period commencing on an Interest Payment Date for the Debt Securities (or commencing on November 8, 2000, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding Interest Payment Date for the Debt Securities.

         "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the Interest Determination Date (the "Reported Rate").

         "London Business Day" means a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

         "Telerate Page 3750" means the display designated on page 3750 on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits or such other successor reporter of such rates as may be selected by the Calculation Agent and acceptable to the Company).

         If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         This Debt Security may not be redeemed at any time prior to the Stated Maturity of the principal hereof.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

         No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the Holders of not less than 25% in principal amount of the Debt Securities of this series (or, in the case of certain Events of Default under the Indenture, not less than 25% in principal amount of all Debt Securities) at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest of this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debt Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series and of like tenor, of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM    -  as tenants in common

TEN ENT    -  as tenants by the entireties

JT TEN     -  as joint tenants with right of survivorship and not as
              tenants in common

UNIF GIFT MIN ACT -

                     Custodian
---------------------         -----------------------
         (Cust)                        (Minor)
under Uniform Gifts of Minors

Act
   --------------------------------------------------
                  (State)


     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee


________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


________________________________________________________________________________

________________________________________________________________________________
the Debt Security and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________Attorney
to transfer the said Debt Security on the books of the Company, with full power of substitution in the premises.

Dated:
      ----------------------------        -------------------------------------


                    NOTICE: ___________________________________________________
                         The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.